UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2005

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On December 9, 2005, Netopia, Inc. (the “Company”) and Alan B. Lefkof entered into an Employment Agreement (the “Agreement”). The Agreement was approved by the Company’s Board of Directors on December 8, 2005 following the recommendation of the Compensation Committee of the Board of Directors. Set forth below is a brief description of the material terms and conditions of the Agreement.

Under the terms of the Agreement, the Company has agreed to continue to employ Mr. Lefkof as its President and Chief Executive Officer. Mr. Lefkof also will continue to serve as a member of the Company’s Board of Directors. The initial term of the Agreement is for a three year period commencing as of October 1, 2005, which was the first day of the Company’s current fiscal year ending September 30, 2006. Thereafter, the Agreement shall renew automatically for successive renewal terms of one year each unless either party provides written notice of non-renewal no later than ninety days prior to the end of the initial or then current renewal term. The Agreement provides that Mr. Lefkof will receive a base salary in the amount of $350,000 during the first year of the term, and that the Compensation Committee of the Board may adjust the base salary in the second and third years of the initial term and during any renewal terms. In addition, Mr. Lefkof will be eligible to earn an annual bonus in accordance with the Company’s then current bonus program for senior executives. The target amount of the annual bonus will not be less than 50% of Mr. Lefkof’s then current base salary. The actual award of any bonus and the timing of payment shall be determined by the Compensation Committee of the Board. Mr. Lefkof will be entitled to participate in specified employee health and benefit programs. The Agreement provides that the Company will ensure that Mr. Lefkof continues to receive all health related benefits through September 30, 2015 unless he receives comparable benefits from a subsequent employer.

Under the Agreement, on December 9, 2005, Mr. Lefkof was awarded stock options to purchase 300,000 shares of the Company’s common stock. 3/36ths of the option shares will become exercisable on December 31, 2005, and the remainder shall vest 1/36th per month on the last day of each month thereafter through September 30, 2008. The exercise price of the options is $2.65 per share, the closing price of the Company’s common stock on December 9, 2005.

In the event that Mr. Lefkof’s employment is terminated for cause, he will receive payment of his salary through the date of termination. In the event Mr. Lefkof’s employment is terminated without cause or for good reason, as defined in the Agreement, death or disability, and such termination occurs on or before September 30, 2007, Mr. Lefkof will continue to receive employment benefits (base salary, vesting of options and other benefits) through the end of the initial term. If such termination occurs after September 30, 2007, Mr. Lefkof will continue to receive employment benefits (base salary, vesting of options and other benefits) for a period of twelve months after termination. In either case, Mr. Lefkof shall also receive a bonus payment equal to the greater of (a) $100,000 and (b) the target amount of the annual bonus for the fiscal year in which the termination occurs, pro rated through the date of termination.

A copy of the Agreement is attached as Exhibit 10.8 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Description

10.8	Employment Agreement dated December 9, 2005 between Netopia, Inc. and Alan B. Lefkof

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: December 12, 2005	By:	/s/ CHARLES CONSTANTI
Charles Constanti Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.8	Employment Agreement dated December 9, 2005 between Netopia, Inc. and Alan B. Lefkof